Exhibit 5.1

                [Letterhead of Patterson, Belknap, Webb & Tyler]

                                   May 10, 1996

American Exploration Company
1331 Lamar, Suite 900
Houston, Texas  77010-3088

Dear Sirs:

                  We have acted as counsel to American Exploration Company, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 900,000 shares (the "Shares") of the Company's Common Stock, par value $.05 per share (the "Common Stock"), pursuant to the Company's registration statement on Form S-8 (the "Registration Statement").

                  In rendering this opinion we have examined the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares. We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

                  On the basis of the foregoing, we are of the opinion that:

                  1. The Company is a corporation organized and validly existing under the laws of the State of Delaware.

                  2. The Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold and delivered as contemplated by the Registration

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Statement will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and no personal liability for debts of the Company attaches to the holders of the Shares solely by reason of their ownership thereof.

                  We express no opinion as to laws other than the corporate laws of the State of Delaware and the laws of the United States of America.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                           PATTERSON, BELKNAP, WEBB & TYLER LLP


                                             By:  /s/ JOHN E. SCHMELTZER, III
                                                   A Member of the Firm